Exhibit 21.1
List of Subsidiaries of Celanese Corporation

Name of Company	Jurisdiction

1776461 Canada Inc.	Canada
2028569 Ontario Ltd.	Canada
3083829 Canada Inc.	Canada
Acetex B.V.	Netherlands
Acetex Chemicals Limited	Great Britain
Acetex Chemie GmbH	Germany
Acetex Chimica S.r.l.	Italy
Acetex Chimie S.A.	France
Acetex Corporation	Canada
Acetex Derivatives, SAS	France
Acetex Intermediates, SAS	France
Acetex LLC	Delaware
Alberta Ag — Industries Ltd.	Canada
Amcel International Co., Inc.	Delaware
AT Plastics Corporation	North Carolina
AT Plastics Inc.	Canada
AT Plastics Manufacturing Partnership	Canada
BCP Acquisition GmbH & Co. KG	Germany
BCP Crystal (Cayman) Ltd. 1	Cayman Islands
BCP Crystal US 2 LLC	Delaware
Celanese US Holdings LLC	Delaware
BCP Holdings GmbH	Germany
CAPE Holding GmbH	Germany
Celanese (China) Holding Co., Ltd	China
Celanese (Nanjing) Acetyl Derivatives Co., Ltd	China
Celanese (Nanjing) Chemicals Co., Ltd	China
Celanese (Nanjing) Diversified Chemical Co., Ltd	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese (Shanghai) Trading Co., Ltd	China
Celanese Acetate Limited	Great Britain
Celanese Acetate LLC	Delaware
Celanese Advanced Materials Inc.	Delaware
Celanese Americas Corporation	Delaware
Celanese S.A.	Argentina
Celanese Canada Inc.	Canada
Celanese Caylux Holdings Ltd.	Cayman
Celanese Chemicals Europe GmbH	Germany
Celanese Chemicals Iberica S.L.	Spain
Celanese Chemicals Inc.	Delaware
Celanese Chemicals India Private Ltd (f/k/a Celanese India Operation Private Limited)	India
Celanese Chemicals Netherlands B.V.	Netherlands
Celanese Chemicals S.A. (Pty) Ltd.	South Africa

Name of Company	Jurisdiction

Celanese Chemicls UK Ltd.	Great Britain
Celanese do Brasil Ltda	Brazil
Celanese Emulsions B.V.	Netherlands
Celanese Emulsions GmbH	Germany
Celanese Emulsions Ltd.	Great Britain
Celanese Emulsions Norden AB	Sweden
Celanese Europe Holding GmbH & Co. KG	Germany
Celanese Europe Management GmbH	Germany
Celanese Far East Ltd.	China/Hong Kong
Celanese Fibers Operations Ltd.	Delaware
Celanese Global Relocation LLC	Delaware
Celanese GmbH	Germany
Celanese Holding GmbH	Germany
Celanese Holdings B.V.	Netherlands
Celanese Holdings LLC	Delaware
Celanese Hungary Kft.	Hungary
Celanese International Corporation	Delaware
Celanese International Holdings Luxembourg S.à r.l.	Luxembourg
Celanese Japan Limited	Japan
Celanese Korea Chusik Hoesa	Korea
Celanese Ltd.	Texas
Celanese Mexico Holdings LLC	Delaware
Celanese Polisinteza d.o.o.	Slovenia
Celanese Pte. Ltd.	Singapore
Celanese SA	Belgium
Celanese Singapore Pte. Ltd.	Singapore
Celanese Singapore VAM Pte., Ltd.	Japan
Celanese US Holdings LLC	Delaware
Celtran Inc.	Delaware
Celwood Insurance Company	Vermont
CNA Funding LLC	Delaware
CNA Holdings Inc.	Delaware
Crystal US Holding 3 L.L.C.	Delaware
Crystal US Sub 3 Corp.	Delaware
Derivados Macroquimicos S.A. de C.V.	Mexico
Edmonton Methanol Company	Canada
Elwood Insurance Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.	Mexico
HNA Acquisition Inc.	Canada
InfraServ Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
KEP Europe GmbH	Germany
Majoriva GmbH	Germany
NutriCapital Inc.	Delaware
Nutrinova (Australasia) Pty. Ltd.	Australia

Name of Company	Jurisdiction

Nutrinova Argentina S.A.	Argentina
Nutrinova Benelux S.A./N.V.	Belgium
Nutrinova France S.à r.l.	France
Nutrinova Inc.	Delaware
Nutrinova Japan Ltd.	Japan
Nutrinova Nutrition Specialties & Food Ingredients GmbH	Germany
Nutrition Specialties Mexico S. de R.L. de C.V.	Mexico
Riomava GmbH	Germany
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
Synthesegasanlage Ruhr GmbH i.L.	Germany
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Austria GmbH	Austria
Ticona Benelux SA — NV	Belgium
Ticona CR s.r.o.	Czech Republic
Ticona Fortron Inc.	Delaware
Ticona France S.à r.l.	France
Ticona GmbH	Germany
Ticona Hungaria Kft.	Hungary
Ticona Iberica S.L.	Spain
Ticona Industrial Co. Ltd.	South Korea
Ticona Italia S.r.L.	Italy
Ticona Japan Ltd.	Japan
Ticona Korea Ltd.	Korea
Ticona LLC	Delaware
Ticona Norden Denmark A/S	Denmark
Ticona Norden Finland Oy	Finland
Ticona Norden Sverige AB	Sweden
Ticona PBT Holding B.V.	Netherlands
Ticona Polymers Inc.	Delaware
Ticona Polymers Ltd.	Brazil
Ticona Services, Inc.	Delaware
Ticona Technische Polymere gAG	Russia
Ticona UK Limited	Great Britain
Transatlantique Chimie S.A.	France
Tydeus Erste Vermögensverwaltungs GmbH	Germany
Tydeus Zweite Vermögensverwaltungs GmbH	Germany
US Pet Film Inc.	Delaware
Varimajo GmbH	Germany
Zetes Zweite Vermögensverwaltungs GmbH	Germany